UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Retractable Technologies, Inc.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Retractable Technologies, Inc.

511 Lobo Lane

Little Elm, TX 75068-5295

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

The 2020 Annual Meeting of Shareholders of Retractable Technologies, Inc. (the “Company”) will now be held in virtual-only meeting format via live webcast. The following Notice of Change of Format Regarding The Annual Meeting Of Shareholders supplements and amends the Notice of Annual Meeting of Shareholders set forth in the proxy statement of the Company dated March 30, 2020, as amended by the Notice Of Change Regarding The Annual Meeting Of Shareholders issued on April 30, 2020 which announced an adjournment of the meeting date to June 22, 2020 at 10:00 a.m. Central time.

On June 5, 2020, the Company issued a press release, as set forth below, related to the change in format.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF FORMAT REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

Due to the public health impact of the coronavirus (COVID-19) pandemic, and related health and travel concerns, notice is hereby given that the adjourned 2020 annual meeting of shareholders of Retractable Technologies, Inc. (the “Annual Meeting”) has been changed to a virtual-only format via live webcast. As previously announced, the Annual Meeting will be held on June 22, 2020 at 10:00 a.m. Central time. Shareholders will not be able to attend the Annual Meeting in person.

You are entitled to participate in the webcast of the Annual Meeting if you were a shareholder of the Company as of the close of business on March 13, 2020, the record date.

You will be able to participate in the webcast of the Annual Meeting, vote your shares electronically, and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/RVP2020 and entering your 16-digit control number found on the voting form that was enclosed with the previously-distributed proxy materials for the Annual Meeting. Online access will open shortly prior to the start of the Annual Meeting to allow time for you to log in.

Whether or not you plan to participate in the webcast of the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials previously distributed to you in connection with the Annual Meeting. If you have already voted, no additional action is required.

Retractable Technologies, Inc. to Host Virtual Annual Meeting of Shareholders

LITTLE ELM, Texas, June 5, 2020—Retractable Technologies, Inc. (NYSE American: RVP) (the “Company”) today announced that, due to the public health impact of the coronavirus (COVID-19) pandemic, and related health and travel concerns, the adjourned 2020 annual meeting of shareholders of Retractable Technologies, Inc. (the “Annual Meeting”) has been changed to a virtual-only format via live webcast. As previously announced, the Annual Meeting will be held on June 22, 2020 at 10:00 a.m. Central time. Shareholders will not be able to attend the Annual Meeting in person.

Shareholders are entitled to participate in the live webcast of the Annual Meeting if they held shares of the Company as of the close of business on March 13, 2020, the record date. Such shareholders will be able to participate by visiting www.virtualshareholdermeeting.com/RVP2020 and entering the 16-digit control number found on the voting form that was enclosed with the previously-distributed proxy materials for the Annual Meeting. Online access will open shortly prior to the start of the Annual Meeting to allow time to log in.

A notice regarding the change to the format of the Annual Meeting (the “Notice”) is being filed with the Securities and Exchange Commission together with this press release.

About Retractable Technologies, Inc.

The Company manufactures and markets VanishPoint® and Patient Safe® safety medical products and the EasyPoint® needle. The VanishPoint® syringe, blood collection, and IV catheter products are designed to prevent needlestick injuries and product reuse by retracting the needle directly from the patient, effectively reducing exposure to the contaminated needle. Patient Safe® syringes are uniquely designed to reduce the risk of bloodstream infections resulting from catheter hub contamination. The EasyPoint® is a retractable needle that can be used with luer lock syringes, luer slip syringes, and prefilled syringes to give injections. The EasyPoint® needle also can be used to aspirate fluids and for blood collection. The Company’s products are distributed by various specialty and general line distributors.

For more information on Retractable Technologies, Inc., visit its website at www.retractable.com.

Retractable Technologies, Inc.

John W. Fort III, 888-806-2626 or 972-294-1010

Vice President and Chief Financial Officer